ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is between Wild Oats Markets, Inc. (the "Assignor") and Wild Oats Financial, Inc. ("Assignee").

RECITALS

A. Wild Oats Markets, Inc. entered into an Employment Agreement (the "Employment Agreement") with Edward F. Dunlap (the "Employee") dated December 17, 2001;

B. The Employment Agreement provides for the Employee to serve as Chief Financial Officer and to perform such customary functions of this position;

C. Wild Oats Financial, Inc. is a wholly owned subsidiary of Assignor that handles the financial functions of Assignor;

D. Assignor wishes to assign its interest in the Employment Agreement to the Assignee;

NOW THEREFORE, effective June 29, 2002, in consideration of the continuing services of Employee as a corporate officer for Assignor and certain other good and valuable consideration paid to Wild Oats Markets, Inc., the receipt and sufficiency of which are hereby acknowledged, Assignor grants, transfers, assigns and conveys unto Assignee its entire right, title and interest in and to the Employment Agreement and Assignee agrees to assume the obligation of the Assignor thereunder.
WILD OATS MARKETS, INC.	WILD OATS FINANCIAL, INC.

By: /s/Freya Brier, V.P., Legal	By: /s/ Karen Novotny, Secretary

ACKNOWLEDGMENT AND CONSENT OF EMPLOYEE

Employee hereby acknowledges and consents to the assignment of Assignor's interest in the Employment Agreement to Assignee, effective June 29, 2002.

EDWARD F. DUNLAP

By: /s/ Edward F. Dunlap